Exhibit 99.2

Eaton Corporation Corporate Communications Eaton Center Cleveland, OH 44114 tel: (216) 523-5150 scottrschroeder@eaton.com

Date	November 15, 2012
For Release	Immediately
Contact	Don Bullock, Investor Relations, (216) 523-5127 Scott Schroeder, Media Relations, (216) 523-5150

Eaton Corporation Limited (To Be Re-Registered As Eaton Corporation plc) Announces Pricing of $4.9 Billion of Senior Notes

CLEVELAND … Eaton Corporation Limited (to be re-registered as Eaton Corporation plc) (the “Company”) today announced that its indirect subsidiary, Turlock Corporation (the “Issuer”) priced, in a private offering, an aggregate of $4,900 million of senior notes, consisting of $600 million aggregate principal amount of its 0.950% senior notes due 2015 (the “2015 Notes”), $1,000 million aggregate principal amount of its 1.500% senior notes due 2017 (the “2017 Notes”), $1,600 million aggregate principal amount of its 2.750% senior notes due 2022 (the “2022 Notes”), $700 million aggregate principal amount of its 4.000% senior notes due 2032 (the “2032 Notes”) and $1,000 million aggregate principal amount of its 4.150% senior notes due 2042 (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2032 Notes, the “Notes”).

The Issuer intends to use the net proceeds of the offering to fund a portion of the consideration for the proposed acquisition (the “Acquisition”) by the Company and Eaton Corporation (“Eaton”) of Cooper Industries plc (“Cooper”).

The offering is expected to close, subject to customary closing conditions, on November 20, 2012, which is prior to the consummation of the Acquisition. Pending consummation of the Acquisition, the net proceeds from this offering will be deposited into an escrow account. If the Acquisition is not consummated on or prior to May 21, 2013 for any reason, the proceeds from this offering will be used to redeem the Notes at a redemption price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date.

Obligations under the Notes will be unsubordinated and unsecured and fully and unconditionally guaranteed (i) upon the closing of the announced offering, by the Company and certain of the Company’s subsidiaries, (ii) substantially concurrently with the consummation of the Acquisition and release of net proceeds from escrow, by certain subsidiaries of Eaton that will guarantee Eaton’s revolving credit facilities and substantially all of Eaton’s and Cooper’s long-term debt and (iii) within 40 days after the consummation of the Acquisition, by Cooper and certain of Cooper’s subsidiaries that will guarantee Eaton’s revolving credit facilities and substantially all of Eaton’s and Cooper’s long-term debt.

The Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The initial issuance and sale of the securities will not be registered under the Securities Act, and the securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Issuers’ Securities and Exchange Commission filings. Past results of the Company are not necessarily indicative of future results. The Company does not undertake any obligation to update any forward-looking statement.

Statements Required by the Takeover Rules

The directors of Eaton accept responsibility for the information contained in this press release, other than that relating to Cooper, its associates and the directors of Cooper and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Eaton (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in one percent or more of any relevant securities in Eaton or Cooper may from the date of this communication have disclosure obligations under rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

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